Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter
	2017	2016
	($ in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,584	$1,549
Intermodal	571	522
Coal	420	349
Total railway operating revenues	2,575	2,420

Railway operating expenses
Compensation and benefits	743	723
Purchased services and rents	377	379
Fuel	213	149
Depreciation	259	252
Materials and other	210	194

Total railway operating expenses	1,802	1,697

Income from railway operations	773	723

Other income – net	24	16
Interest expense on debt	142	139

Income before income taxes	655	600

Provision for income taxes
Current	166	169
Deferred	56	44
Total income taxes	222	213

Net income	$433	$387

Earnings per share
Basic	$1.49	$1.30
Diluted	1.48	1.29

Weighted average shares outstanding
Basic	290.3	297.2
Diluted	292.8	298.9

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	First Quarter
	2017	2016
	($ in millions)

Net income	$433	$387
Other comprehensive income, before tax:
Reclassification adjustments for costs included in net income	7	7
Other comprehensive loss of equity investees	(2)	(1)

Other comprehensive income, before tax	5	6
Income tax expense related to reclassification adjustments
for costs included in net income	(3)	(3)

Other comprehensive income, net of tax	2	3

Total comprehensive income	$435	$390

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2017	2016
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$955	$956
Accounts receivable – net	998	945
Materials and supplies	281	257
Other current assets	93	133
Total current assets	2,327	2,291

Investments	2,809	2,777
Properties less accumulated depreciation of $11,872 and
$11,737, respectively	29,927	29,751
Other assets	82	73

Total assets	$35,145	$34,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,211	$1,215
Short-term debt	—	100
Income and other taxes	379	245
Other current liabilities	303	229
Current maturities of long-term debt	550	550
Total current liabilities	2,443	2,339

Long-term debt	9,569	9,562
Other liabilities	1,407	1,442
Deferred income taxes	9,199	9,140

Total liabilities	22,618	22,483

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 289,782,660 and 290,417,610 shares,
respectively, net of treasury shares	291	292
Additional paid-in capital	2,228	2,179
Accumulated other comprehensive loss	(485)	(487)
Retained income	10,493	10,425

Total stockholders’ equity	12,527	12,409

Total liabilities and stockholders’ equity	$35,145	$34,892

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	First Quarter
	2017	2016
	($ in millions)
Cash flows from operating activities
Net income	$433	$387
Reconciliation of net income to net cash provided by operating activities:
Depreciation	260	253
Deferred income taxes	56	44
Gains and losses on properties	(9)	(2)
Changes in assets and liabilities affecting operations:
Accounts receivable	(53)	(15)
Materials and supplies	(24)	(44)
Other current assets	31	84
Current liabilities other than debt	188	200
Other – net	(36)	(28)

Net cash provided by operating activities	846	879

Cash flows from investing activities
Property additions	(438)	(398)
Property sales and other transactions	35	12
Investment purchases	(2)	(23)
Investment sales and other transactions	1	1

Net cash used in investing activities	(404)	(408)

Cash flows from financing activities
Dividends	(177)	(176)
Common stock transactions	34	(7)
Purchase and retirement of common stock	(200)	(200)
Debt repayments	(100)	(600)

Net cash used in financing activities	(443)	(983)

Net decrease in cash and cash equivalents	(1)	(512)

Cash and cash equivalents
At beginning of year	956	1,101

At end of period	$955	$589

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$70	$70
Income taxes (net of refunds)	12	2

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.     Stock Repurchase Program
We repurchased and retired 1.7 million and 2.6 million shares of common stock under our stock repurchase program in the first quarters of 2017 and 2016, respectively, at a cost of $200 million in each period. Since the beginning of 2006, we have repurchased and retired 162.0 million shares at a total cost of $10.5 billion.